CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Lighthouse Opportunity Fund and to the use of our reports dated October 3, 2005 except for Note 7, as to which the date is November 17, 2005 on the financial statements and financial highlights of Lighthouse Opportunity Fund, a series of

Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the

Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 21, 2005